Exhibit 4.1

THE CLOROX COMPANY

EIGHTH SUPPLEMENTAL INDENTURE

Dated as of May 8, 2020

with

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

To

INDENTURE

Dated as of October 9, 2007

with

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

Senior Debt Securities

1.800% Senior Notes due 2030

EIGHTH SUPPLEMENTAL INDENTURE

EIGHTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 8, 2020, is between The Clorox Company, a Delaware corporation (the “Issuer”), and Wells Fargo Bank, National Association, a national banking association (“Trustee”).

W I T N E S S E T H :

WHEREAS, the Issuer and the Trustee are parties to an indenture, dated as of October 9, 2007 (the “Base Indenture”), between the Issuer and The Bank of New York Mellon Trust Company, N.A. (“BNYMTC”), as supplemented by the First Supplemental Indenture, dated as of November 9, 2009, among the Issuer, BNYMTC and the Trustee (the “First Supplemental Indenture”), the Second Supplemental Indenture, dated as of November 9, 2009, among the Issuer and the Trustee (the “Second Supplemental Indenture”), the Third Supplemental Indenture, dated as of November 17, 2011, among the Issuer and the Trustee (the “Third Supplemental Indenture”), the Fourth Supplemental Indenture, dated as of September 13, 2012, among the Issuer and the Trustee (the “Fourth Supplemental Indenture”), the Fifth Supplemental Indenture, dated as of December 9, 2014, among the Issuer and the Trustee (the “Fifth Supplemental Indenture”), the Sixth Supplemental Indenture, dated as of September 28, 2017, among the Issuer and the Trustee (the “Sixth Supplemental Indenture”), and the Seventh Supplemental Indenture, dated as of May 9, 2018, among the Issuer and the Trustee (the “Seventh Supplemental Indenture,” referred to together with the Base Indenture as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, and the Sixth Supplemental Indenture, the “Indenture”), which, pursuant to Section 301 of the Indenture, provides for the issuance of an unlimited amount of Securities in one or more series;

WHEREAS, the Issuer wishes to issue senior notes designated as 1.800% Senior Notes due 2030 in the aggregate principal amount of $500,000,000 (the “Notes”);

WHEREAS, pursuant to Section 901 of the Indenture, the Issuer and the Trustee are authorized to execute and deliver this Supplemental Indenture without the consent of any holder of Securities issued under the Indenture;

WHEREAS, the Issuer, by action duly taken, has authorized the execution of this Supplemental Indenture and the issuance of the Notes;

WHEREAS, all actions necessary to make the Notes (when executed by the Issuer and completed, authenticated, and delivered by the Trustee as required by the Indenture) the legal, valid and binding obligations of the Issuer and to constitute this document a legal, valid and binding Supplemental Indenture according to its terms have been duly taken;

WHEREAS, this Supplemental Indenture shall not result in a material modification of the Securities for purposes of the Foreign Account Tax Compliance Act; and

WHEREAS, in accordance with Sections 102 and 903 of the Indenture, there has been delivered to the Trustee on the date hereof an Officers’ Certificate and Opinion of Counsel certifying that this Supplemental Indenture complies with applicable provisions of the Indenture.

NOW THEREFORE, in consideration of the foregoing and the mutual premises and covenants contained herein and for other good and valuable consideration, the parties hereto agree as follows:

1)	DEFINITIONS. Capitalized terms used but not defined in this Supplemental Indenture shall have the specified meanings set forth in the Indenture.

2)	AMENDMENTS OF INDENTURE:

(i)    The definitions of the following terms contained in the Indenture shall not apply to the Notes and shall be replaced by the definitions set forth below:

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s properties or assets and of the Company’s subsidiaries’ properties or assets taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company or one of the Company’s subsidiaries; (2) the adoption of a plan relating to the Company’s liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined in clause (1) above) becomes the beneficial owner, directly or indirectly, of more than 50% of the Company’s then outstanding Voting Stock (measured by voting power rather than number of shares); (4) the first day on which a majority of the members of the Company’s board of directors are not Continuing Directors; or (5) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction.

“Change of Control Triggering Event” means the Securities cease to be rated Investment Grade by both Rating Agencies on any date during the period commencing 60 days prior to the date of the public notice of an arrangement that could result in a Change of Control until 60 days following consummation of such Change of Control (the “Trigger Period”), which Trigger Period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by either of the Rating Agencies. Unless both Rating Agencies are providing a rating for the Securities at the commencement of any Trigger Period, the Securities will be deemed to have ceased to be rated Investment Grade by such Rating Agencies during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been completed.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities of a series to be redeemed (assuming for this purpose that the notes mature on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining terms of the Securities of such series.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the Reference Treasury Dealer Quotation for such redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or (2), if the Company is unable to obtain at least four such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained by the Company.

“Independent Investment Banker” means Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC or Wells Fargo Securities, LLC, as selected by the Company or, if all such firms are unwilling or unable to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Securities of such series or fails to make a rating of the Securities of such series publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization,” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company (as certified by a Board Resolution) as a replacement agency for Moody’s or S&P, or both, as the case may be.

“Reference Treasury Dealer” means each of Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC or Wells Fargo Securities, LLC, and their respective successors; provided, however, that if any of the foregoing ceases to be a U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

(ii)    The following definitions shall apply to the Notes:

“Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable.

(iii)    The first sentence of Section 403 contained in the Indenture shall not apply to the Notes and shall be replaced by the following:

Upon the Company’s exercise under Section 401 of the option applicable to this Section 403, the Company shall be released from any obligations under the covenants contained in Sections 801, 1004, 1007, 1008 and 1009 hereof (and any other covenant in addition to those set forth herein applicable to the Securities of any series pursuant to Section 301 hereof specified to be released as provided under this Section 403) with respect to the Outstanding Securities of the particular series, along with any additional covenants contained in such Security or any supplemental indenture in connection therewith, on and after the date the conditions set forth below in Section 404 are satisfied (hereinafter, “Covenant Defeasance”), and the Securities of that series shall thereafter be deemed not “Outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes).

(iv)    The first sentence of Section 406 contained in the Indenture shall not apply to the Notes and shall be replaced by the following:

Notwithstanding the satisfaction and discharge of this Indenture and of the Securities of a particular series referred to in Sections 401, 402, 404, or 405, the respective obligations of the Company and the Trustee for the Securities of a particular series under Sections 303, 304, 305, 309, 407, 408, 409, 410, and 508, Article Six, and Sections 701, 702, 1002, 1003, 1004 and 1006 shall survive with respect to the Securities of that series until the Securities of that series are no longer outstanding, and thereafter the obligations of the Company and the Trustee for the Securities of a particular series with respect to that series under Sections 407, 408, 409, and 410 shall survive.

(v)    Section 1004 contained in the Indenture shall not apply to the Notes and shall be replaced by the following:

Section 1004. Offer to Repurchase Upon Change of Control Triggering Event

(A) Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem the Securities of such series pursuant to Section 1108, each Holder will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Securities pursuant to the offer described below (the “Change of Control Offer”) at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company shall send a notice to each Holder (with a written copy of such notice to the Trustee) describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Securities on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent (the “Change of Control Payment Date”), pursuant to the procedures required herein and described in such notice. The notice, if sent prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with this Section 1004(A), the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 1004 by virtue of such conflicts.

(B) The Company shall not be required to make a Change of Control Offer if a third party makes an offer to purchase the Securities at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, on such Securities to the date of purchase, in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by the Company and such third party purchases all the Securities properly tendered and not withdrawn under its offer.

(C) On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all the Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) prior to 11:00 a.m. New York City time, deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all the Securities of such series or portions thereof properly tendered and (iii) deliver or cause to be delivered for cancellation to the Trustee the Securities properly accepted together with an Officers’ Certificate stating the aggregate principal amount of the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of the Securities properly tendered the Change of Control Payment for such Securities, and the Trustee, upon receipt of a Company Request, shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security of such series equal in principal amount to any unpurchased portion of the Securities surrendered by such Holder, if any, in denominations as set forth in the Indenture.

3)

ISSUE OF NOTES. The Notes shall be executed, authenticated and delivered in accordance with the provisions of and, except as provided under Clause 2 hereof, shall in all respects be subject to the terms, conditions, and covenants of the Indenture. The aggregate principal amount of the Notes created hereby, which may be authenticated and delivered under this Supplemental Indenture, shall be limited initially to $500,000,000; however, an unlimited amount of additional Securities may be issued as provided in Section 301 of the Indenture.

4)

FORM OF NOTES; INCORPORATION OF TERMS. The Notes and the Trustee’s certificate of authentication thereto shall be substantially in the form provided in Exhibit A to this Supplemental Indenture, the terms of which are hereby incorporated in and made a part of this Supplemental Indenture.

5)

RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURE PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities (whether heretofore or hereafter authenticated and delivered) shall be bound hereby.

6)	GOVERNING LAW. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

7)

CONFLICTS WITH TRUST INDENTURE ACT. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Supplemental Indenture by any provision of the Trust Indenture Act of 1939, as amended, such required provision shall control.

8)

COUNTERPARTS. This Supplemental Indenture may be executed and delivered in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

9)	EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction hereof.

10)

TRUSTEE DISCLAIMER. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company by action or otherwise, (iii) the due execution hereof by the Company or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

11)	SUCCESSORS AND ASSIGNS. All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

12)

SEPARABILITY CLAUSE. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

13)

CORPORATE TRUST OFFICE. The location of the Trustee’s office as of the date of execution of this Supplemental Indenture is 333 S. Grand Avenue, 5th Floor Suite 5A, Los Angeles, CA 90071, Attention Corporate Trust Services – Clorox Administrator. With respect to registration for transfer or exchange, presentation at maturity or for redemptions, such office shall also mean the office or agency of the Trustee located at the date hereof at Corporate Trust Operations, MAC N9300-070, 600 South Fourth Street, Minneapolis, MN 55415.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

COMPANY:

THE CLOROX COMPANY

By:	/s/ Patricia P. Gonzalez
	Name:	Patricia P. Gonzalez
	Title:	Vice President – Treasurer

By:	/s/ Angela C. Hilt
	Name:	Angela C. Hilt
	Title:	Vice President – Corporate Secretary & Deputy General Counsel

TRUSTEE:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Trustee

By:	/s/ Maddy Hughes
	Name:	Maddy Hughes
	Title:	Vice President

[Signature Page to Supplemental Indenture]

EXHIBIT A

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[FORM OF FACE OF SECURITY]

THE CLOROX COMPANY

1.800% Senior Notes due 2030

No.	CUSIP NO. 189054 AX7
ISIN NO. US189054AX72

$

as revised by “Exchanges of Interests

in the Global Security,” attached hereto

The Clorox Company, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of                                          ($            ), or such greater or lesser amount set forth on “Exchanges of Interests in the Global Security,” attached hereto, on May 15, 2030, and to pay interest thereon from May 8, 2020 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 15 and November 15 in each year, commencing November 15, 2020 at the rate of 1.800% per annum, until the principal hereof is paid or made available for payment; provided that any principal and any such installment of interest that is overdue shall bear interest at the rate of 1.800% per annum (to the extent that payment of such interest shall be legally enforceable) from the dates such amounts are due until they are paid or made available for payment. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for (except for Defaulted Interest), on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date even if the Securities are cancelled, repurchased or redeemed after the Regular Record Date and on or before the Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by DTC or any successor depositary.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[Signatures on the following page]

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

In Witness Whereof, the Company has caused this instrument to be duly executed.

Dated:

THE CLOROX COMPANY

By:
Name:
Title:

By:
Name:
Title:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

(Form of Reverse of Security)

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued under an indenture, dated as of October 9, 2007 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (“BNYMTC”), as trustee, as supplemented by the First Supplemental Indenture, dated as of November 9, 2009, among the Company, BNYMTC as a trustee, and Wells Fargo Bank, National Association, as a trustee (the “First Supplemental Indenture”), the Second Supplemental Indenture, dated as of November 9, 2009, between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture) (the “Second Supplemental Indenture”), the Third Supplemental Indenture, dated as of November 17, 2011, between the Company and the Trustee (the “Third Supplemental Indenture”), the Fourth Supplemental Indenture, dated as of September 13, 2012, between the Company and the Trustee (the “Fourth Supplemental Indenture”), the Fifth Supplemental Indenture, dated as of December 9, 2014, between the Company and the Trustee (the “Fifth Supplemental Indenture”), the Sixth Supplemental Indenture, dated as of September 28, 2017, between the Company and the Trustee (the “Sixth Supplemental Indenture”), the Seventh Supplemental Indenture, dated as of May 9, 2018, between the Company and the Trustee (the “Seventh Supplemental Indenture”), and the Eighth Supplemental Indenture, dated as of May 8, 2020, between the Company and the Trustee (the “Eighth Supplemental Indenture”) (the Base Indenture, as amended by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture and the Eighth Supplemental Indenture is herein called the “Indenture”), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

The Securities are subject to redemption prior to the Stated Maturity upon not less than 30 nor more than 60 days’ notice by mail or electronic transmission, as a whole or from time to time, in part, at the election of the Company, (i) at any time prior to February 15, 2030 (the “Par Call Date”), at a Redemption Price equal to the greater of (1) 100% of the principal amount of the Securities to be redeemed or (2) the sum of the present values of the remaining scheduled payments on the Securities to be redeemed consisting of principal and interest on the notes being redeemed that would be due if such notes matured on the Par Call Date, exclusive of interest accrued to the Redemption Date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 20 basis points, plus, in each case, accrued and unpaid interest to the Redemption Date and (ii) at any time on or after the Par Call Date, at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest to the Redemption Date; provided that interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities of record at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture. For the purposes of this paragraph, the Comparable Treasury Issue shall be determined assuming that the Securities matured on the Par Call Date.

Upon the occurrence of a Change of Control Triggering Event, each Holder of the Securities will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Securities pursuant to a Change of Control Offer provided for in the Indenture at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon, to the Change of Control Payment Date. Within 30 days following any Change of Control Triggering Event, the Company shall mail to each Holder a notice setting forth the procedures governing such Change of Control Offer as required by the Indenture.

In the event of redemption or repurchase of this Security in part only, a new Security or Securities of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to the Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification or waiver of the rights and obligations of the Company and the rights of the Holders of the Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of more than 50% in aggregate principal amount of the Securities at the time Outstanding to be affected. The Indenture also contains provisions permitting the Holders of more than 50% in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all of the Securities, to waive compliance with certain provisions of the Indenture and certain past defaults (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Holder affected) under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in aggregate principal amount of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee satisfactory indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of the Securities of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

To assign this Security, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code) and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date

	Your Name:	(Print your name exactly as it appears on the face of this Note)

	Your Signature:	(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a Recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 1004 of the Indenture, check the box below:

[ ]	Section 1004

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 1004 of the Indenture, state the amount you elect to have purchased:

$

Date
	Your Signature:	(Sign exactly as your name appears on the face of this Note)

Tax Identification No:

Signature Guarantee*:

(*Participant in a Recognized Signature
Guarantee Medallion Program)

EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The following exchanges of a part of this Global Security for an interest in another Global Security or for a definitive Security, or exchanges of a part of another Global Security or definitive Security for an interest in this Global Security, have been made:

			Principal	Signature of
	Amount of	Amount of	Amount of this	authorized
	decrease in	increase in	Global Security	signatory of
	Principal	Principal	following such	Trustee or
Date of	Amount of this	Amount of this	decrease (or	Security
Exchange	Global Security	Global Security	increase)	Custodian